UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 11, 2010
CytoCore, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-935	36-4296006

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 North Orleans Street, Suite 510, Chicago, Illinois	60654

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 222-9550
N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 11, 2010, CytoCore, Inc., a Delaware corporation (the “Company”) announced that it had entered into an agreement with certain entities in settlement of litigation.
     In October 2007, NeoMed Innovation III L.P. (“NeoMed”) filed suit against the Company in the United State District Court, Eastern District of Illinois (Case No. 07C 5721). NeoMed alleged that the Company breached a contract with NeoMed. The alleged contract provided, among other things, that the Company would exchange two existing notes payable to NeoMed for a new note with the note balance payable at the option of the holder in the form of common stock valued at $1.50 per share (adjusted for stock splits and equity raised at lower valuations). In 2006, the Company paid to NeoMed $1,060,000 and accrued interest totaling approximately $319,000 in satisfaction of the note. Despite accepting this payment, NeoMed instituted the litigation and demanded that the Company honor the alleged contract.
     Pursuant to the terms of the Settlement Agreement with Mutual General Releases entered into by the Company and three entities — NeoMed, NeoMed Innovation III LTD and NeoMed Management (Jersey) Limited — the Company has agreed to issue 2,658,800 shares of the Company’s common stock, $.001 par value, to NeoMed subject to restrictions on transfer imposed by applicable securities laws. In addition, the Company has agreed to issue to NeoMed a warrant to purchase 217,000 shares of the common stock of the Company at $0.50 per share. Pursuant to the agreement, NeoMed is also entitled to nominate a member to the Company’s Board of Directors, subject to certain notice and other requirements. The parties also agreed to file an order dismissing the litigation with prejudice within two business days of NeoMed’s receipt of the shares; the settlement agreement also contained mutual general releases.
     A copy of the press release announcing the issuance of the shares under the settlement agreement is included herewith as Exhibit No. 99.1.
Item 3.02 Unregistered Sales of Equity Securities
     On March 11, 2010, the Company announced that it had agreed to issue to NeoMed 2,658,800 shares of restricted common stock of the Company and a warrant to purchase an additional 217,000 shares of common stock at $0.50 per share pursuant to the terms of the settlement agreement discussed above. The Company is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder for sales to foreign investors. No advertising or general solicitation was employed and the issuance is being made to a single accredited investor with transfer restricted in accordance with applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 11, 2010 concerning the issuance of shares and warrants in settlement of litigation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoCore, Inc.
Dated: March 17, 2010	By:	/s/ Robert F. McCullough
Robert F. McCullough
Chief Executive Officer, Chief Financial Officer and Director